UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2006

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On April 20, 2006, the Registrant's CEO and CFO made a presentation to analysts and investors on a strategic and financial overview of the Registrant. The presentation was Web-cast live from the Registrant's Web site and has been archieved for 30 days on the Registrant's Web site. The Registrant issued a press release on April 13, 2006 announcing that the Web-cast would be held.

A transcript of the presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This presentation contains in addition to historical information, forward-looking statements based on assumptions made by management regarding future circumstances over which the Registrant may have little or no control, that involve risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; weather conditions affecting customers’ water usage or the company’s cost of operations; the success of cost containment initiatives, including costs arising from changes in regulations; regulatory treatment of rate increase requests; availability and cost of capital; the success of growth initiatives, including pending acquisitions; the effect of regulation on consolidation of the industry; the ability to generate earnings from capital investment; and the other risks an uncertainties described in our filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Analyst Day Presentation Transcript

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

April 26, 2006	By:	Roy H. Stahl

Name: Roy H. Stahl
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Analyst Day Presentation Transcript